UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2006

CORUS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-6136

Minnesota	41-0823592
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of principal executive offices)	(Zip Code)

(773) 832-3088
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01:	Other Events

On April 18, 2006, the Board of Directors of Corus Bankshares, Inc. (the “Company”) declared a two-for-one stock split to be effected in the form of a 100 percent stock dividend.  The additional shares were distributed on May 18, 2006 to shareholders of record at the close of business on May 1, 2006.  The Company is filing this Form 8-K to retroactively show the effect of the stock dividend on basic and diluted net income per share.

The following tables illustrate the effect of the split on the three months ended March 31, 2006 and 2005, as well as the years ended December 31, 2005, 2004, 2003, 2002 and 2001.

	Three Months Ended March 31

(in thousands, except per-share data)	2006	2005

Denominator for basic earnings per share:
Average common shares outstanding	55,858	55,612
Effect of dilutive potential common shares	2,160	2,110

Denominator for Diluted Earnings Per Share	58,018	57,722

Numerator: Net income attributable to common shares	$43,389	$28,120
Net income per share:
Basic	$0.78	$0.51
Diluted	$0.75	$0.49

	Year Ended December 31

(in thousands, except per-share data)	2005	2004	2003	2002	2001

Denominator for basic earnings per share:
Average common shares outstanding	55,688	55,792	56,204	56,596	56,584
Effect of dilutive potential common shares	2,022	1,844	1,202	584	654

Denominator for Diluted Earnings Per Share	57,710	57,636	57,406	57,180	57,238

Numerator: Net income attributable to common shares	$137,229	$97,939	$58,410	$49,314	$54,183
Net income per share:
Basic	$2.46	$1.76	$1.04	$0.87	$0.96
Diluted	$2.38	$1.70	$1.02	$0.86	$0.95

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

May 19, 2006	By:	/s/ Michael E. Dulberg

Michael E. Dulberg
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer and duly authorized
Officer of Registrant)